                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C3

                                                                    EXHIBIT 99
                                                                   PAGE 1 OF 2

ITEM 12.    Security Ownership of Certain Beneficial Owners and Management

As of December 31, 1997, the following persons were known to the Registrant to be the registered owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:



  TITLE         NAME AND ADDRESS           AMOUNT OF BENEFICIAL
 OF CLASS     OF HOLDERS OF RECORD       OWNERSHIP (ORIGINAL PRINCIPAL)  % CLASS
 --------     --------------------       ------------------------------  -------
Class A1      Cede & Co.                       $160,000,000                100%
              55 Water Street
              New York, New York 10005

Class A1X     Cede & Co.                       $          0                100%
              55 Water Street
              New York, New York 10005

Class A2      Cede & Co.                       $112,636,000                100%
              55 Water Street
              New York, New York 10005

Class A2X     Cede & Co.                       $          0                100%
              55 Water Street
              New York, New York 10005

Class B       Cede & Co.                        $24,056,000                100%
              55 Water Street
              New York, New York 10005

Class BCX     Cede & Co.                        $         0                100%
              55 Water Street
              New York, New York 10005

Class C       Cede & Co.                        $26,060,000                100%
              55 Water Street
              New York, New York 10005

Class D       Cede & Co.                        $14,032,000                100%
              55 Water Street
              New York, New York 10005

Class E       Cede & Co.                         $8,018,000                100%
              55 Water Street
              New York, New York 10005

Class F       Cede & Co.                        $26,060,000                100%
              55 Water Street
              New York, New York 10005


                                                                     PAGE 2 OF 2


Class G       Cede & Co.                        $18,042,000                100%
              55 Water Street
              New York, New York 10005

Class NR      Cede & Co.                        $12,031,989                100%
              55 Water Street
              New York, New York 10005
